SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2010

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 10, 2010, Conceptus, Inc. (the “Company”) was named as a defendant in an action brought by Hologic, Inc. in the United States District Court in Massachusetts. In the complaint Hologic alleges that the Company is in violation of 35 U.S.C. §292 by marking on the packaging, instructions for use and unspecified marketing materials for the Essure® System two patents whose claims allegedly do not cover use of the Essure® System. Hologic seeks statutory damages of $500 for each Essure® System sold in the last five years, or approximately $150 million, with half of any recovery to be paid to the federal government, a permanent injunction enjoining the Company from marking the product with the noted patents and attorneys fees. The Company has not yet been served with the complaint, and intends to vigorously defend the case.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/S/ JULIE A. BROOKS
Julie A. Brooks
Executive Vice President, Legal Affairs and Compliance, General Counsel and Secretary

Dated: August 16, 2010